UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2016

COLONY BANKCORP, INC.

(Exact name of Registrant as Specified in Charter)

Georgia	000-12436	58-1492391
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

115 South Grant Street, Fitzgerald, Georgia 317501

(Address of Principal Executive Offices)

(229) 426-6000

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the June 21, 2016 meeting of the Board of Directors (the “Board”) of Colony Bankcorp, Inc. (the “Company”) and Colony Bank (the “Bank”), the Company announced the election of Mr. Mark Massee as the Chairman of the Board, effective immediately. Mr. Massee, age 62, previously served as Vice Chairman of the Board, serving in that position since June 2013. He has also served as Director of the Company since January 2007 and as Director of the Bank since 1996.

No family relationships exist between Mr. Massee and any of the Company’s directors or executive officers. There are no arrangements between Mr. Massee and any other person pursuant to which Mr. Massee was selected as an officer, nor are there any transactions to which the Company is or was a participant and in which Mr. Massee has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Mr. Massee succeeds Mr. Gene Waldron, who will remain on the Board as Vice Chairman. Mr. Massee will continue to serve as the Audit Committee’s “financial expert.”

Item 9.01      Financial Statements and Exhibits.

(d)     Exhibits

None

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, as amended, the Company duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONY BANKCORP, INC.

Date: June 23, 2016	By:	/s/ Terry L. Hester
Terry L. Hester Executive Vice-President and Chief Financial Officer